Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"PSM HOLDINGS, INC.", A NEVADA CORPORATION,

WITH AND INTO "PSM HOLDINGS, INC." UNDER THE NAME OF "PSM HOLDINGS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE NINETEENTH DAY OF DECEMBER, A.D. 2011, AT 5:05 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2011.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5063664 8100M

111311142

AUTHENTICATION: 9243474

DATE: 12-20-11

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:57 PM 12/19/2011
FILED 05:05 PM 12/19/2011
SRV 111311142 - 5063664 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER
OF
PSM HOLDINGS, INC.
(A NEVADA CORPORATION)
INTO
PSM HOLDINGS, INC.
(A DELAWARE CORPORATION)

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is PSM Holdings, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is PSM Holdings, Inc., a Nevada corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is PSM Holdings, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par vale of the non-Delaware corporation is 100,000,000 common shares, par value $.001, and 10,000,000 preferred shares, par value $.001.

SIXTH: The merger is to become effective on December 29, 2011.

SEVENTH: The Agreement and Plan of Merger is on file at 1112 North Main Street, Roswell, NM 88201, an office of the surviving corporation.

EIGHTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 13th day of December, A.D., 2011.

By: ______________________

Ron Hanna, President